QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 I.R.S. Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

        On September 9, 2003, the Company was served with a purported class action complaint filed on behalf of certain holders of Methode's Class B Common Stock in the Court of Chancery of the State of Delaware naming Methode, its directors and certain officers as defendants and alleging that the defendants breached their fiduciary duties with respect to the agreement dated as of July 18, 2003 among Methode, Marital Trust No. 1 and No. 2, each created under the William J. McGinley Trust, the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley. The Company believes the allegations are without merit and intends to contest the action. A copy of the complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)
Exhibits

99.1
Class Action Complaint of Bernice Fein against Methode Electronics, Inc., Warren L. Batts, William C. Croft, Donald W. Duda, William T. Jensen, James W. McGinley, Robert R. McGinley, Roy M. Van Cleave, George C. Wright, Douglas A. Koman, Robert J. Kuehnau and James F. McQuillen, Civil Action No. 20537-NC, filed September 9, 2003 in the Court of Chancery of the State of Delaware.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date: September 11, 2003	By:	/s/ DOUGLAS A. KOMAN Douglas A. Koman Vice President, Corporate Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Class Action Complaint of Bernice Fein against Methode Electronics, Inc., Warren L. Batts, William C. Croft, Donald W. Duda, William T. Jensen, James W. McGinley, Robert R. McGinley, Roy M. Van Cleave, George C. Wright, Douglas A. Koman, Robert J. Kuehnau and James F. McQuillen, Civil Action No. 20537-NC, filed September 9, 2003 in the Court of Chancery of the State of Delaware.

QuickLinks

SIGNATURE
EXHIBIT INDEX